EXHIBIT 31.1

CERTIFICATION OF CHIEF EXECUTIVE AND FINANCIAL OFFICER REQUIRED BY RULE 13a-14(a)/15d-14(a)

CERTIFICATION

I Barry Yantis, certify that:

1.	I have reviewed this Annual Report on Form 10-K of Chase General Corporation;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3.	Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this annual report;

4.	I am the small business issuer’s certifying officer and am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f) ) for Chase General Corporation and we have:

a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under my supervision, to ensure that material information relating to Chase General Corporation, including its consolidated subsidiary, is made known to me by others within that entity, particularly during the period in which this report is being prepared;

b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)	Evaluated the effectiveness of Chase General Corporation’s disclosure controls and procedures and presented in this annual report my conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this annual report based on such evaluation; and

d)	Disclosed in this report any change in Chase General Corporation’s internal control over financial reporting that occurred during Chase General Corporation’s fourth fiscal quarter that has materially affected, or is reasonably likely to materially affect, Chase General Corporation’s internal control over financial reporting;

5.	I have disclosed, based on my most recent evaluation of internal control over financial reporting, to Chase General Corporation’s auditors and our board of directors (acting as the audit committee):

a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting, which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal control over financial reporting.

September 23, 2010	/s/ Barry M. Yantis
Date	Barry M. Yantis
Chief Executive Officer, President and Treasurer

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